UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2019

PAVMED INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	PAVM	The Nasdaq Stock Market LLC
Series Z Warrants to Purchase Common Stock	PAVMZ	The Nasdaq Stock Market LLC
Series W Warrants to Purchase Common Stock	PAVMW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

On November 3, 2019, PAVmed Inc. (the “Company”, “we”, “us” or “our”) entered into a Securities Purchase Agreement (“SPA”) with two institutional investors (the “Investors”) and, pursuant to the SPA, on November 4, 2019, the Company consummated the sale to such institutional investors of two series of Senior Secured Convertible Notes (the “Convertible Notes”) in a private placement (the “Private Placement”). Each Investor will receive one Series A Senior Secured Convertible Note (a “Series A Note”) with an initial principal amount of $3,500,000 (an aggregate of $7,000,000 for both Investors) and one Series B Senior Secured Convertible Note (a “Series B Note”) with an initial principal amount of $3,500,000 (an aggregate of $7,000,000 for both Investors). Maxim Group LLC (“Maxim Group”) acted as financial advisor to the transaction.

Each Convertible Note was sold with an original issue discount of $350,000. Each Investor paid for the Series A Note to be issued to such Investor by delivering $3,150,000 in cash (an aggregate of $6,300,000 in cash from the Investors) and paid for the Series B Note to be issued to such Investor by delivering a secured promissory note (each, an “Investor Note”) with an initial principal amount of $3,150,000 (an aggregate of $6,300,000 of initial principal of Investor Notes from the Investors). We will receive cash in respect of a Series B Note only upon cash repayment of the corresponding Investor Note. In certain circumstances, an Investor Note may be satisfied through netting against the Series B Note, as described more fully below, rather than through the payment of cash.

Maxim Group received an advisory fee of $409,500 at the closing of the Private Placement, representing 6.5% of the gross cash proceeds at the closing. After deducting the placement agent fee and our estimated expenses associated with the Private Placement, our estimated net cash proceeds at the closing were approximately $5,890,500. If the Investor Notes are each subsequently satisfied in full by payment in cash, we anticipate the additional financial advisory fee on the cash proceeds received from the Investor Notes will be another $409,500, and the aggregate net cash proceeds from the Private Placement as a whole will be approximately $11,781,000.

Until an Investor Note is repaid, the original issue discount and the rest of the principal under the corresponding Series B Note is considered to be “restricted.” Upon any repayment of the Investor Note, the principal of the corresponding Series B Note becomes “unrestricted” on dollar-for-dollar basis, along with a proportional amount of the original issue discount.

As more fully described in our Current Report on Form 8-K filed on December 27, 2018, one of the Investors (the “Existing Investor”) is party to a Securities Purchase Agreement with us dated December 27, 2018, pursuant to which, among other things, we issued to the Existing Investor a senior secured convertible note (the “Existing Convertible Note”). The Existing Convertible Note has an outstanding principal balance of $4,369,000.

SPA

The SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the SPA, we also agreed to the following additional covenants:

●	During the period through and including March 30, 2020, we may not issue, offer, sell or grant any equity or equity-linked security at price less than $1.60, subject to certain limited exceptions.

●	So long as any of the Convertible Notes remain outstanding, we will not effect or enter an agreement to effect any variable rate transaction.

●	We will hold a stockholder meeting, by no later than June 30, 2020, to approve resolutions (the “Stockholder Resolutions”) authorizing (i) an increase in the authorized shares of our common stock from 100 million to 150 million shares, and (ii) the issuance of shares of our common stock under the Convertible Notes for the purposes of compliance with the stockholder approval rules of The Nasdaq Stock Market (“Nasdaq”). We will be obligated to continue to seek stockholder approval quarterly until such approval is obtained.

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In addition, we granted the Investor participation rights in future equity and equity-linked offerings of securities during the three years after the closing in an amount of up to 50% of the securities being sold in such offerings.

Convertible Notes

General

An amortization payment on each Convertible Note will be due on March 30, 2020, on the 15th day of the month and the last trading day of the month for each month thereafter, and on the maturity date (each, an “Installment Date”). On each Installment Date, we will amortize an amount equal to $94,595 of each Convertible Note, together with interest and late charges, if any, thereon (the “Installment Amount”), which shall be satisfied in shares of our common stock, subject to customary equity conditions (including minimum price and volume thresholds), at 100% of the Installment Amount (an “Installment Conversion”), or otherwise (or at our option, in whole or in part) in cash at 115% of the Installment Amount (an “Installment Redemption”). Generally, an Installment Amount will be automatically deferred to the extent due in respect of restricted principal under Series B Notes, as described below.

If we satisfy the equity conditions (or a noteholder waives any failure to meet such conditions) and elect to effect an Installment Conversion, we will convert the portion of the Installment Amount subject to such Installment Conversion into shares of our common stock at a price per share equal to the lower of (i) the conversion price then in effect, and (ii) 82.5% of the market price of our common stock, as determined in accordance with the Convertible Notes, but not less than the Floor Price (as defined in the Convertible Notes). Notwithstanding anything in the applicable Convertible Note to the contrary, the aggregate Installment Amounts due with respect to a noteholder’s Series A Note and the unrestricted amounts under a noteholder’s Series B Note may be allocated by such noteholder among the Series A Note and the unrestricted amounts under Series B Note as set forth in a written notice to us. In the case of an Installment Redemption of restricted amounts of a Series B Note, the redemption may be subject to netting as described below.

The noteholder may elect to defer an Installment Amount until a subsequent Installment Date selected by the noteholder (and Installment Amounts due in respect of restricted principal under a Series B Note will be automatically deferred until the applicable portion of the Investor Note is repaid or such amounts are subject to netting as described below). In the event we elect to convert an Installment Amount, the noteholder may elect to accelerate the conversion of future Installment Amounts to the current Installment Date.

On the maturity date, which generally is September 30, 2021, but is subject to extension in certain limited circumstances, we will pay to the noteholder an amount in cash representing 115% of all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges, except to the extent such amount is paid as an installment in shares of our common stock as described above or is satisfied by netting as described below.

No shares of our common stock will be issued under the Series B Notes in respect of any principal that remains restricted.

Interest

Each Convertible Note accrues interest at the rate of 7.875% per annum, except that the restricted amounts under each Series B Note accrue interest at the rate of 3.0% per annum until becoming unrestricted as describe above. Prior to March 30, 2020 and after the maturity date, interest will be payable bi-monthly on the 15th day and the last trading day of each month in shares of our common stock, subject to the satisfaction of customary equity conditions (including minimum price and volume thresholds), or otherwise (or at our option, in whole or in part), in cash. Such common stock, when issued, shall be issued at a price per share equal to the lower of (i) the conversion price then in effect, and (ii) 82.5% of the market price of our common stock, as determined in accordance with the Convertible Notes, but not less than the Floor Price. During the period commencing on March 30, 2020 through the maturity date, interest will be payable by inclusion of such interest in the amounts to be converted or redeemed, as applicable, on the applicable Installment Date as described above. After the occurrence and during the continuance of an Event of Default (as defined in the Convertible Notes), the Convertible Notes will accrue interest at the rate of 18.0% per annum. See “—Events of Default” below.

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Conversion

Each Convertible Note (other than restricted amounts under a Series B Note) is convertible, at the option of the noteholder, into shares of our common stock at an initial conversion price of $1.60 per share. The conversion price is subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, the noteholder has the additional right to substitute such variable price (or formula) for the conversion price. In connection with the occurrence of certain Events of Default, a noteholder will be entitled to convert all or any portion of a Convertible Note (other than restricted amounts under a Series B Note) at an alternate conversion price equal to the lower of (i) the conversion price then in effect, and (ii) 80% of the market price of our common stock, as determined in accordance with the Convertible Notes, but not less than the Floor Price.

Conversion Limitation and Exchange Cap

A noteholder will not have the right to convert any portion of a Convertible Note, to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99% of the shares of our common stock outstanding immediately after giving effect to such conversion. The noteholder may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

In addition, unless we obtain the approval of our stockholders as required by Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Convertible Notes or otherwise pursuant to the terms of the Convertible Notes, if the issuance of such shares of common stock would exceed 19.99% of our outstanding shares of common stock as of November 1, 2019 or otherwise exceed the aggregate number of shares of common stock which we may issue without breaching its obligations under the rules and regulations of Nasdaq.

Events of Default

Each Convertible Note includes certain customary Events of Default, including, among other things, the breach of the financial covenant described in “—Covenants” below and the failure of Lishan Aklog, M.D., our Chairman and Chief Executive Officer, and Dennis McGrath, our President and Chief Financial Officer, to each serve as officers of ours.

In connection with an Event of Default, a noteholder may require us to redeem in cash any or all of the Convertible Note. The redemption price will equal 132.5% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, or (except in the case of certain Events of Default relating to bankruptcy) an amount equal to market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Note, if greater. Such redemption may be subject to netting as described below.

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Change of Control

In connection with a Change of Control (as defined in the Convertible Notes), a noteholder may require us to redeem all or any portion of each Convertible Note. The redemption price per share will equal the greatest of (i) 115% of the outstanding principal of the Convertible Note to be redeemed, and accrued and unpaid interest and unpaid late charges thereon, (ii) 115% of the market value of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Notes, and (iii) 115% of the aggregate cash consideration that would have been payable in respect of the shares of our common stock underlying the Convertible Note, as determined in accordance with the Convertible Notes. Such redemption may be subject to netting as described below.

Subsequent Placement Optional Redemption

At any time after the earlier of the date a noteholder becomes aware of any placement by us of equity or equity-linked securities or the date of consummation of such a placement, subject to certain limited exceptions, the noteholder will have the right to have us redeem a portion of each Convertible Note not in excess of 50% of the net proceeds from such placement. The amount redeemed with respect to a noteholder’s Series A Note and Series B Note may be allocated by the noteholder among the Series A Note and the unrestricted amounts under the Series B Note as set forth in a written notice to us. If the noteholder is participating in any such placement, the noteholder may apply the redemption amount against the purchase price of the securities in such placement.

Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. We also will be subject to a financial covenant that requires us to maintain available cash in the amount of $2,000,000 at the end of each fiscal quarter and a covenant that requires us to complete, by no later than June 30, 2020, a non-dilutive capital raise of a minimum of $9,000,000 in immediately available and unrestricted cash, by the sale of a portfolio asset, a direct financing within, or a merger or other fundamental transaction with respect to, a subsidiary, or a combination thereof, but not by an issuance of the Company’s securities.

Security Interest

The Convertible Notes (and the Existing Convertible Note) are secured by a first priority security interest in all of our assets and the assets of our current and future Significant Subsidiaries (as defined in the SPA), which as of the closing date was solely Lucid Diagnostics, Inc., our majority owned subsidiary (“Lucid Diagnostics”), as evidenced by an amended and restated security agreement (the “Amended and Restated Security Agreement”) and an amended and restated guarantee by Lucid Diagnostics of the obligations underlying the Convertible Notes (the “Amended and Restated Guaranty”).

Company Redemption Rights and Netting Under Series B Notes

At any time prior to March 30, 2020, we may redeem a portion of any Series B Note by offsetting the principal amount thereof against the principal amount of the corresponding Investor Note. Upon any such redemption, the original issue discount under the Series B Note associated with the principal amount thereof being redeemed will remain outstanding and will not be deemed satisfied.

Pursuant to each Investor Note and a Master Netting Agreement, dated as of November 4, 2019 (each, a “Master Netting Agreement”), between each Investor and us, upon notice to us on or after May 31, 2020, upon an Event of Default or Change in Control or upon any required redemption of the restricted amounts under a Series B Note, a noteholder may elect to net the unpaid amount of the Investor Note against the unpaid amount of the corresponding Series B Note or against the redemption amount, as applicable. In addition, upon the maturity date or upon an Event of Default relating to bankruptcy, the unpaid amount of an Investor Note will automatically be netted against the unpaid amount of the corresponding Series B Note. Upon any netting initiated by the noteholder in connection with an Event of Default or Change in Control or our failure to complete, by no later than March 30, 2020, a non-dilutive capital raise as described in “Convertible Notes—Covenants” above, the original issue discount under a Series B Note associated with the principal amount thereof being netted against will remain outstanding and will not be deemed satisfied; upon all other netting initiated by a noteholder, the associated original issue discount under a Series B Note will be deemed satisfied.

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Investor Note

Each Investor Note was issued pursuant to a Note Purchase Agreement, dated as of November 3, 2019 (the “NPA”), by and between an Investor and us.

Each Investor’s obligation to pay us the amount of principal outstanding pursuant to the applicable Investor Note is to be secured by an equal amount of cash, cash equivalents, or currency, notes or securities backed by certain governments. Each Investor may, at its option and at any time, voluntarily prepay an Investor Note, in whole or in part. In addition, each Investor Note is subject to mandatory prepayment, in whole or in part, upon the occurrence of certain events:

●	The Investor will be required to prepay the Investor Note in whole on the 90th trading day after the effectiveness of a resale registration statement (or the availability of Rule 144 promulgated under the Securities Act of 1933, as amended) if certain equity and other conditions are satisfied as of such date. The equity and other conditions include minimum price and volume thresholds, a loan balance-to-market capitalization ratio of not less than 25% (as calculated in accordance with the Investor Note), and a requirement that we have completed, by no later than March 30, 2020, a non-dilutive capital raise as described in “Convertible Notes—Covenants” above.

●	If the Investor desires to voluntarily convert any restricted amount of a Series B Note, the corresponding Investor Note will be subject to a mandatory prepayment in an amount equal to such restricted principal then subject to conversion.

Under each Investor Note, we have and the applicable Investor has certain optional offset rights, which if exercised, would reduce the amount outstanding under the Series B Note and Investor Note and, accordingly, the cash proceeds received by us from the Investors in this offering.

Registration Rights

Pursuant to a registration rights agreement, dated as of November 4, 2019 (the “Registration Rights Agreement”), between the Investor and us, we have granted certain registration rights to the noteholder. The Registration Rights Agreement requires us to file a registration statement covering the resale of the shares underlying the Convertible Notes by December 19, 2019 and to have the registration statement declared effective by February 2, 2020. It also grants the Investor customary “piggyback” registration rights. If we fail to file the registration statement or have it declared effective by the deadlines above, or if certain other conditions relating to the availability of the registration statement and current public information are not met, we will pay certain Registration Delay Payments to such noteholders (as defined in the Registration Rights Agreement).

Voting Agreement

In connection with the Private Placement, we entered into voting agreements (the “Voting Agreements”), each dated as of November 4, 2019, with certain of our stockholders (each a “Stockholder”), who hold approximately 14.2% of our common stock in the aggregate. Pursuant to the Voting Agreements, each Stockholder agreed to vote the shares of our common stock now owned or hereafter acquired by him in favor of the Stockholder Resolutions.

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Leak Out Agreement

We also entered into an amended and restated leak-out agreement, dated as of November 4, 2019 (the “Amended and Restated Leak-Out Agreement”), with the Investors. The Amended and Restated Leak-Out Agreement restricts sales of shares of our common stock issued pursuant to accelerations of any Installment Amount (as well as shares of our common stock issued pursuant to accelerations of any installment amounts under the Existing Convertible Note) (“Restricted Securities”) on any trading day, if any such sale, together with all prior sales of Restricted Securities on such trading day, exceed 25% of the daily average composite trading volume of our common stock; provided that (i) any such sales of Restricted Securities at a price greater than or equal to 96% of the closing sale price as of the immediately preceding trading day shall not be included in such calculation and (ii) any other sales of shares of our common stock on such trading day (excluding any sales of Restricted Securities) shall not be included in such calculation.

Additional Information

The foregoing is only a summary of the material terms of the SPA, the Convertible Notes, the Amended and Restated Security Agreement, the Amended and Restated Guaranty, the NPA, the Investor Notes, the Master Netting Agreement, the Registration Rights Agreement, the Voting Agreement, the Amended and Restated Leak-Out Agreement and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the SPA, the Convertible Notes, the Amended and Restated Security Agreement, the Amended and Restated Guaranty, the NPA, the Investor Notes, the Master Netting Agreement, the Registration Rights Agreement, the Voting Agreement and the Amended and Restated Leak-Out Agreement is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about us in our reports filed with the Securities and Exchange Commission. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by us, which were made only for purposes of that agreements and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is also incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Convertible Notes, and the shares of our common stock issuable upon conversion or in payment thereof, are being offering and sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

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Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Securities Purchase Agreement.

10.2	Form of Series A and Series B Secured Convertible Promissory Note.

10.3	Form of Amended and Restated Security and Pledge Agreement.

10.4	Form of Amended and Restated Guaranty.

10.5	Form of Note Purchase Agreement.

10.6	Form of Investor Note.

10.7	Form of Master Netting Agreement.

10.8	Form of Registration Rights Agreement.

10.9	Form of Voting Agreement.

10.10	Form of Amended and Restated Leak-Out Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2019	PAVMED INC.

	By:	/s/ Dennis M. McGrath
Dennis M. McGrath
President and Chief Financial Officer

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